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                                                                      EXHIBIT 3A

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           PUBLIX SUPER MARKETS, INC.



          Pursuant to Florida Statute 607.194(1977), PUBLIX SUPER MARKETS, INC., originally incorporated under the name LAKELAND GROCERY COMPANY and whose original Articles of Incorporation were filed with Florida's Secretary of State on December 27, 1921, hereby integrates all of the provisions of its Articles of Incorporation and Amendments thereto which are now in effect and operative as a result of having been previously filed by the Department of State.

                                   ARTICLE I

          The name of this corporation shall be PUBLIX SUPER MARKETS, INC. and its principal place of business shall be in Lakeland, Polk County, Florida, but it may establish branch places of business in any other city, county or state, and it may change its principal place of business by a majority vote of the stockholders of the corporation.

                                   ARTICLE II

          This corporation is organized for the purpose of transacting any and all lawful business permitted under the Florida General Corporation Act.

                                  ARTICLE III

          The amount of common capital stock authorized is Sixty Million Dollars ($60,000,000.00) divided into Sixty Million (60,000,000) shares of stock at a par value of One Dollar ($1.00) per share.

                                   ARTICLE IV

          This corporation shall exist perpetually.

                                   ARTICLE V

          The business or businesses of this corporation shall be conducted by its officers and Board of Directors, which Board of Directors until changed shall consist of seven persons but the number of Directors may be increased or decreased from time to time by an amendment by the Board of Directors of the By-Laws of the corporation but the number of Directors shall never be less than three.

          The undersigned officers of PUBLIX SUPER MARKETS, INC. do hereby certify that the Board of Directors of said corporation at a meeting held on February 16, 1979, at the office of the corporation in Lakeland, Florida duly adopted the above Restated Articles of Incorporation. Said undersigned officers further certify that the Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the corporation's Articles of Incorporation as theretofore amended, and that there is no discrepancy between those provisions and the provisions of the Restated Articles of Incorporation.
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          IN WITNESS of the foregoing, we, the undersigned officers of Publix
Super Markets, Inc., do hereby affix our signatures and the seal of said corporation in accordance with the provisions of Sections 607.194 and 607.187 of the Florida Statutes, this 25th day of June, 1979.


                                            PUBLIX SUPER MARKETS, INC.



                                            By:  /s/ Joe K. Blanton
                                               ---------------------
                                                 Joe K. Blanton, President



                                                 /s/ John A. Turner
                                                 -------------------
                                                 John A. Turner, Secretary


STATE OF FLORIDA

COUNTY OF POLK


          JOE K. BLANTON and JOHN A. TURNER, being first duly sworn, personally appeared before me this 25 day of June, 1979 and acknowledged before me that they are the President and Secretary of Publix Super Markets, Inc., and that the foregoing Restated Articles of Incorporation of Publix Super Markets, Inc. was executed and is being acknowledged freely and voluntarily for the purposes therein expressed.



                                                     /s/ S. Keith Billups
                                                     --------------------
                                                     Notary Public
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                             ARTICLES OF AMENDMENT
                                     OF THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           PUBLIX SUPER MARKETS, INC.



      PUBLIX SUPER MARKETS, INC., a corporation organized and existing under the laws of State of Florida (the "Corporation"), in order to amend its Restated Articles of Incorporation, in accordance with the requirements of Chapter 607, Florida Statutes, does hereby certify as follows:

          1. The Amendment to the existing Restated Articles of Incorporation of Publix Super Markets, Inc. being effected hereby is that resulting from completely deleting Article III of the Restated Articles of Incorporation, as amended through the date hereof, and substituting in its place a new Article III as set forth below.

          2. This Amendment to the Restated Articles of Incorporation was approved by the vote of a majority of the shareholders of Publix Super Markets, Inc. on the 18th day of May, 1993. All shares of stock of the Corporation are shares of common stock and there was no group entitled to vote separately. The vote was sufficient.

          3. These Articles of Amendment of the Restated Articles of Incorporation shall be effective immediately upon filing by the Secretary of State of the State of Florida and thereafter Article III of the Restated Articles of Incorporation of the Corporation shall read as follows:

                   ****************************************

                                  ARTICLE III

                The amount of common capital stock authorized is Three Hundred Million Dollars ($300,000,000) divided into Three Hundred Million (300,000,000) shares of stock at a par value of One Dollar ($1.00) per share. The holders of common capital stock of this Corporation shall have no preemptive right to subscribe for and purchase their proportionate share of any additional common capital stock issued by this Corporation, from and after the issuance of the shares originally subscribed for by the stockholders of this Corporation, whether such additional shares be issued for cash, property, services or any other consideration and whether or not such shares be presently authorized or be authorized by subsequent amendment to these Articles of Incorporation. The Board of Directors of this Corporation shall have the authority to acquire by purchase and hold from time to time any shares of its issued and outstanding common capital stock for such consideration and upon such terms and conditions as the Board of Directors in its discretion shall deem proper and reasonable in the interest of this Corporation.

                   ****************************************
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      IN WITNESS WHEREOF, Publix Super Markets, Inc. has caused these Articles of Amendment of Restated Articles of Incorporation to be executed by its President and Secretary.



                                        PUBLIX SUPER MARKETS, INC.



                                        By:      /s/ Mark C. Hollis
                                                 ------------------
                                                 Mark C. Hollis, President



                                        Attest:  /s/ S. Keith Billups
                                                  ------------------
                                                  S. Keith Billups, Secretary